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                                                                      EXHIBIT 21

                         MANGOSOFT, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)

                          SUBSIDIARY OF THE REGISTRANT

          Subsidiary Name                 State of Incorporation
          ---------------                 ----------------------

MangoSoft Corporation                            Delaware
1500 West Park Drive, Suite 190
Westborough, MA   01581